                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              AMENDMENT NUMBER 2 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             INVESTMENT AGENTS, INC.
                             -----------------------
             (Exact name of registrant as specified in its chapter)

        6767 W. Tropicana Boulevard, Suite 207, Las Vegas, NV 89103-4754
        ----------------------------------------------------------------
              (Address of Principal executive offices and principal
                               place of business)

                            Telephone: (702) 248-1027

                             Ronald J. Stauber, Esq.
                        1880 Century Park East, Suite 300
                          Los Angeles, California 90067
                          -----------------------------
                     (Name and address of Agent for Service)


   Nevada                            7371                           88-0467944
--------------             --------------------------             ------------
  State of                 Primary Standard Industrial             IRS Employer
Incorporation              Classification Code Number             Identification
                                                                       Number


                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE


================================================================================
                                        Proposed
                                        maximum
Title of class of        Amount         offering       Proposed      Amount of
securities to be         to be          price per      maximum       registra-
registered               registered     unit           aggregate     tion Fee
--------------------------------------------------------------------------------
common stock,             620,000       $ 1.00         $620,000      $ 160.00
$.001 par value
--------------------------------------------------------------------------------

Total Registration Fee                                               $ 160.00

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.


        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Item 1.        COVER PAGE

               The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             INVESTMENT AGENTS, INC.

                         620,000 shares of common stock

               This prospectus relates to the initial offer and sale of 620,000 shares of our common stock by the holders of these securities, referred to as selling security holders throughout this document.

               There is no public market for our securities. There can be no assurance that our common stock will ever be quoted on any quotation medium or that any market for our stock will ever develop.

               The selling security holders may offer their shares at any price.


               THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.


               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


               The date of this prospectus is September ___, 2001, subject to completion.

ITEM 2.        PROSPECTUS

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Part I - Information Required in Prospectus

1.   Front Cover Page of Prospectus
2.   Inside Front and Outside Back Cover Pages of Prospectus
3.   Summary Information
     Risk Factors
4.   Use of Proceeds
5.   Determination of Offering Price
6.   Dilution
7.   Selling Security Holders
8.   Plan of Distribution
9.   Legal Proceedings
10.  Directors, Executive Officers, Promoters and Control
     Management
11.  Security Ownership of Certain Beneficial Owners and
     Management
12.  Description of Securities
13.  Interest of Named Experts and Counsel
14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities
15.  Organization Within Last Five Years
16.  Description of Business
17.  Plan of Operation
18.  Description of Property
19.  Certain Relationships and Related Transactions
20.  Market for Common Equity and Related Stockholder
     Matters
21.  Executive Compensation
22.  Financial Statements
23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Part II  - Information Not Required in Prospectus

24.  Indemnification
25.  Other Expenses of Issuance and Distribution
26.  Recent Sales of Unregistered Securities
27.  Exhibits
28.  Undertakings

Signatures

ITEM 3.        SUMMARY INFORMATION


               This is a summary and the information is selective, it does not contain all information that may be important to you. The summary highlights the more detailed information and financial statements appearing elsewhere in this document. It is only a summary. We urge you to read the entire prospectus carefully. Your attention is specifically called to the risk factors beginning on page 9 and the financial statements and the explanatory notes before making any investment decision.


Our Company:          We are a development stage company and we were
                      incorporated in Nevada on August 8, 1996. Our principal executive offices are located at 6767 West Tropicana
                      Avenue, Suite 207, Las Vegas, Nevada 89103-4754. Our telephone number is (702) 248-1027.

Our Business:         We are a service organization and we collect a selling
                      commission for referring customers who purchase Verio, Inc.'s ("Verio") domain registration services, web hosting services and e-commerce services.

                      We have been appointed as a non-exclusive authorized sales representative in the United States to solicit sales of Verio's services. We are an independent contractor and we participate in what is known as Verio's Web Agent Referral Program ("WARP Program"). We make residual income for referring business to Verio. Our agreement commenced as of April 19, 2001 and remains in effect for two years unless terminated pursuant to the provisions of the agreement. We may request up to three one year extensions of the agreement.

                      We can direct our customers to visit our web site to place orders or we can place orders on behalf of our customers or visitors can access our web site which allows them to place orders directly. The visitors are tracked through our site so when a visitor places an order on our page, we receive a commission for the sale after payment to Verio.

                      Although we consider our web site "under construction," the web site is available to be accessed on the world wide web. We have defined "under construction" to mean that we intended to make substantive changes or improvements to the web site.

Verio: Verio is a large web hosting company and a provider of comprehensive internet services. Although potential customers could go directly to Verio (or any other third party) provider of domain registration services, web hosting services and e-commerce services, we believe that the so- called low end, entry level services which we market, through Verio's web agent referral program ("WARP"), constitutes a less competitive niche wherein we may be able to achieve residual income for referring customers to Verio through the use of a user friendly web site.



The Offering:         As of August 31, 2001, we had 1,970,000 shares of our
                      common stock outstanding. This offering is comprised of securities offered by selling security holders only. We will borrow funds from our management to pay the offering expenses.



We Will
Receive
No Proceeds:          Although we have agreed to pay all offering expenses, we
                      will not receive any proceeds from the sale of the securities. We anticipate offering expenses of approximately $19,000.



We May Not
be Able to
Continue
as a Going
Concern: Our auditor has prepared our financial statements assuming that we will continue as a going concern and he has issued a qualified report. The financial statements contemplate the realization of assets and the liquidation of liabilities in the normal course of business. Currently, however, we do not have sufficient cash or other material assets nor do we have sufficient operations or a sufficient source of revenue to cover our operational costs which would allow us to continue as a going concern. The officers and directors (majority shareholders) have committed to advancing us funds for limited operating costs incurred.



Financial
Condition:            We currently have $13,050 in prepaid expenses which
                      constitutes our total assets. We have no liquid current assets and we have received no revenue from operations.
                      Our web site has been accessed by visitors and we may have sales pending. Our loss from inception through May 31, 2001 is $2,614. Without the implementation of any marketing plan, our current "burn rate" is less than $80 per month. Upon implementation of our marketing plan, we expect that our "burn rate" will increase to approximately $800 per month.
                      Not to exceed $500 per month will be expended for maintaining our web site and for the strategic listing of our website with major search engines. The balance of approximately $300 will be utilized in connection with establishing reciprocal click-through agreements with complementary website and for the expenses of having us comply with the federal securities laws.



                      The officers and directors have agreed to fund our "burn rate," pay all offering expenses and expenses of having us comply with the federal securities laws (and being a public company) and have orally agreed to extend, if required, a "line of credit" in the amount of $10,000, without interest, to implement our marketing plan. The line of credit will expire on August 31, 2002. As of the date hereof, no funds have been drawn down on the line of credit. These agreements may not be enforceable.



                      As we are deemed to be a development stage company, we have a net loss and may not be profitable in the future. If we do not achieve any revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations that our operating results could cause you to have the financial risk of losing your entire investment.



Our
Competitive
Disadvantage:         We face competition from many entities providing services
                      similar to ours. The market for the providing of domain registration and web service hosting is extremely competitive, highly fragmented, and has no substantial barriers to entry. Verio is also a direct competitor of ours. Our unproven market strategy will include the strategic listing of our website with major search engines so our customers can find us and will include reciprocal click-through agreements with complementary websites who may refer customers to our website. Although we are reliant upon Pamela Ray Stinson, our president, for implementing our marketing strategy, the limited part-time contribution of her time may not be sufficient for us to implement our marketing strategy. Domain registration services supplied by competitors are substantially identical in nature but web hosting services can be more specialized.



                      With customers obtained and secured only through the internet, with the ability to have a customer talk directly to one of our representatives (supplied through Verio), with the emphasis on the low-end entry level market, we believe that we will have an ability to generate revenues from customers registering domain names and/or utilizing Verio's web hosting services. However, there is no assurance that will be able to compete effectively in the low-end entry level service market when we have management that lacks relevant business experience and with one part-time employee, Pamela Ray Stinson, who will be devoting limited time to our efforts. We may not have market acceptance of our services and the limited experiences and part-time effort of Pamela Ray Stinson puts us at a competitive disadvantage and makes our future uncertain.

                                  RISK FACTORS

               In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

1. An investment in our shares of common stock involves a high degree of risk and you may lose your entire investment.

               We have no operating history nor have we received any revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until we have generated substantial revenues from customers registering domain names and/or utilizing web hosting services.

2. Unless we obtain loans or additional funding, we may not be able to continue as a going concern.


               Our auditor's going concern opinion and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, officers and directors to meet limited operating expenses. Our financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and classification of liabilities that might result should we be unable to continue as a going concern. Our loss from inception through May 31, 2001 is $2,614.



               Without the implementation of any marketing plan, our current "burn rate" is less than $80 per month. Upon implementation of our marketing plan, we expect that our "burn rate" will increase to approximately $800 per month. Not to exceed $500 per month will be expended for the strategic listing of our website with major search engines. The balance will be utilized in connection with establishing reciprocal click-through agreements with complementary website and for the expenses of having us comply with the federal securities laws. The officers and directors have agreed to fund our "burn rate," pay all offering expenses and expenses of having us comply with the federal securities laws (and being a public company) and have orally agreed to extend, if required, a "line of credit" in the amount of $10,000, without interest, to implement our marketing plan. The line of credit will expire on August 31, 2002. As of the date hereof, no funds have been drawn down on the line of credit. These agreements may not be enforceable.

               If we do not secure the loans (or raise additional capital if the loans are not forthcoming), you may lose your entire investment.


3. We currently commenced business operations and have no current operating history which makes an evaluation of us difficult.



               We have no operating history and we did not have any business prior to our organization. As of May 31, 2001, we had incurred losses and we expect losses to continue. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.


4. Our success is dependent on management which has other full time employment, has limited experience and will only devote limited part time working for us which makes our future even more uncertain.

               As compared to many other public companies, we do not have any depth of managerial and technical personnel. Our management has no experience with the domain registration and web hosting business. Furthermore, our officers and directors will not be employed by us as they are involved with other businesses and have other interests which could give rise to conflicts of interest with respect to the business of and the amount of time devoted to our business.


5. In addition to having no full time management and lack of experience in the domain registration and web hosting business, if we lose Pamela Ray Stinson, our business would be impaired.


               Our success is heavily dependent upon the continued participation of our president, Pamela Ray Stinson. Loss of her services could have a material adverse effect upon our business development. We do not maintain "key person" life insurance on Pamela Ray Stinson's life. We do not have a written employment agreement with Pamela Ray Stinson. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

6. Our officers and directors are the principal stockholders and will be able to approve all corporate actions without your consent and will control our Company.

               Our principal stockholders Pamela Ray Stinson, Ramon Robert Acha and Joseph Panganiban currently own approximately 68.5% of our common stock. They will have significant influence over all matters requiring approval by our stockholders, but not requiring the approval of the minority stockholders. In addition, they are directors and will be able to elect all of the members of our board of directors, allowing them to exercise significant control of our affairs and management. In addition, they may transact most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders.



7. We face competition from other entities providing services similar to ours; accordingly, we may not be able to compete effectively with other selling organizations and with other entities providing services similar to ours.


               We will face intense competition in all aspects of the internet business. The market for the providing of domain registration and web service hosting is extremely competitive and highly fragmented. There are no substantial barriers to entry and we expect that competition will continue to intensify. The primary competitive factors determining success in this market are a reputation for reliability and service, effective customer support, and pricing. Our affiliate sales relationship with Verio will assist us in competing. However, our competition may offer convenience and customer service superior to ours. In addition, these companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material impact upon market acceptance of our services.


8. Our plan of operation may incorporate estimates rather than actual figures. Our plan of operation and the implementation of our plan of operation assume that our estimates are correct, however, the actual results may differ materially and adversely when the actual figures are determined.


               The discussion of our plan of operation is management's best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competitive and economic forces make forecasting of revenues and costs difficult and unpredictable.

9.      You will receive no dividends on your investment.

               We have never paid dividends. We do not anticipate declaring or paying dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business. Our dividends will be at our board of directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents we may execute. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

10. If we issue future shares, present investors' per share value will be diluted.


               We are authorized to issue a maximum of 25,000,000 shares of common shares. As of August 31, 2001, there were 1,970,000 shares issued and outstanding. The board of directors' authority to issue common stock without shareholder consent may dilute the value of your common stock.


11. Our common stock has no public market and the value may decline after the offering.

               There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

12. Our common stock may never be public traded and you may have no ability to sell the shares.

               We plan to seek a listing on the Over The Counter ("OTC") Bulletin Board once our registration statement has cleared comments. We will contact a market maker to seek the listing on our behalf.

               Only market makers can apply to quote securities. Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the National Association of Securities Dealers' ("NASD") Bylaws. The OTC Bulletin Board will not charge us with a fee for being quoted on the service. NASD rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. We intended to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, as such, we may be deemed compliant with Rule 15c2-11. The NASD Regulators, Inc. will review the market maker's application and if cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain NASD rules and Rule 15c2-11 have been considered by the NASD Regulation, Inc. Furthermore, the clearance should not construed by any investor as indicating that the NASD Regulation, Inc., the Securities and Exchange Commission or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

               We have not contacted any market maker for sponsorship of our shares on the OTC Bulletin Board.


               The OTC Bulletin Board is a market maker or dealer- driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.


               If we are unable to obtain a market maker to sponsor our listing, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.


13. If our common stock does not meet blue sky resale requirements, you may be unable to resell your securities.


               The common stock being offered must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the securities offered and there is no exemption from qualification in certain states, the holders of the securities or the purchasers of the securities may be unable to sell them.

14. Our shareholders may face significant restrictions on the resale of our common stock due to state "blue sky" laws.

               There are state regulations that may adversely affect the transferability of our common stock. We have not registered our common stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise the selling securities holders of the availability of an exemption. We are under no obligation to register or qualify our common stock in any state or to advise the selling shareholders of any exemptions.

               Current shareholders, and person who desire to purchase the common stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the securities.

               Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. We are not a "blank check" or "blind pool" company. The selling security holders, because they originally paid $.001 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:


               (a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;


               (b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

               (c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

               (d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

               (e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

               Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

               Alaska               Nevada                Tennessee
               Arkansas             New Mexico            Texas
               California           Ohio                  Utah
               Delaware             Oklahoma              Vermont
               Florida              Oregon                Washington
               Georgia              Pennsylvania
               Idaho                Rhode Island
               Indiana              South Carolina
               Nebraska             South Dakota

               Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

15. Our common stock may be subject to significant restriction on resale due to federal penny stock restrictions.


               The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.


               These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock that becomes subject to the penny stock rules, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

ITEM 4.        USE OF PROCEEDS

               Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

ITEM 5.        DETERMINATION OF OFFERING PRICE

               Not applicable. The selling security holders may sell our common stock at prices then prevailing or at negotiated prices.

ITEM 6.        DILUTION

               Not applicable. We are not registering any unissued shares in this registration statement. The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.


ITEM 7.        SELLING SECURITY HOLDERS

               The securities are being sold by the selling security holders named below. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.


               The table indicates that all the securities will be available for resale after the offering. The selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

                                                      Amount
                             Relationship          Beneficially     Percentage
Name                     With Issuer (1)(2)           Owned            Owned
-------------------------------------------------------------------------------
Bonita R. Alvarez                                     20,000          .001
Leigh Ann Miller                                      25,000          .001
Mark Horey                                            25,000          .001
Brian Evans                                           30,000          .0015
Elizabeth Evans                                       30,000          .0015
David Phillipson                                      30,000          .0015
Terri J. Russo                                        25,000          .001
Timothy Stephan Shellans                              40,000          .002
Carol Suzanne Collins                                 30,000          .0015
David W. Wiedeman                                     30,000          .0015
Tricia A. Willis                                      20,000          .001
Deborah J. Koeberl                                    30,000          .0015
Anita T. Panganiban                                   30,000          .0015
Larry Worlitz                                         30,000          .0015
Gary W. Koeberl                                       30,000          .0015
Robert Lee Collins                                    20,000          .001
Loretta A. Inglish                                    20,000          .001
David Henry O'Dear                                    25,000          .001
Mary Jo O'Dear                                        25,000          .001
Charles L. Jones                                      40,000          .002
Grace M. Jones                                        40,000          .002
Laree E. Jones                                        25,000          .001


(1) There is no material relationship between any selling security holder within the past three years with us or any of our affiliates. There is no predecessor to us.

(2) Joseph Panganiban and Anita T. Panganiban, Brian Evans and Elizabeth Evans, Robert Lee Collins and Carol Suzanne Collins, Gary W. Koeberl and Deborah J. Koeberl, David Henry O'Dear and Mary Jo O'Dear, Charles L. Jones and Grace M. Jones are husband and wife. Ramon Robert Acha is the significant other of Pamela Ray Stinson. Charles L. Jones is the father of Laree E. Jones. Grace M. Jones is the mother of Laree E. Jones.


               We intend to seek qualification or advise the selling securities holders of the availability of an exemption from qualification for sale of the securities in those states that the securities will be offered. That qualification or exemption is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. If no exemptions are available, there is no assurance that the states in which we will seek qualification will approve of the security resales.

ITEM 8.        PLAN OF DISTRIBUTION

               The securities being offered may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

               Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, as amended, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

               If our Company or its management receives proceeds from the sales of the securities by the selling security shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

               In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.


               The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

               In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, as amended, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

               Under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

               We have informed security holders that, during such time as they may be engaged in a distribution of any of shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.


               Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

               There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

               All of the foregoing may affect the marketability of the securities. We have agreed with the selling securities holders that we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' commissions, if any, which is to be paid by the selling security holders.


ITEM 9.        LEGAL PROCEEDINGS

               We are not aware of any pending or threatened legal proceedings which involve the Company.

ITEM 10.       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

               (a)  Directors and Officers.

             Our bylaws currently provide that we shall have a minimum of there directors on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:


               Name and Address           Age      Positions Held
               ----------------           ---      --------------
               Pamela Ray Stinson         46       President/Director

               Ramon Robert Acha          48       Secretary/Treasurer Director

               Joseph H. Panganiban       56       Director

               Pamela Ray Stinson, Ramon Robert Acha and Joseph H. Panganiban will serve as the directors until our next annual shareholder meeting to be held within 120 days after the close of our fiscal year's or until a successor is elected who accepts the position. Directors are elected for one-year terms.

               Pamela Ray Stinson

               From 1999 to the present, Ms. Stinson was the Business Manager for Family Auto Sales. She is responsible for the managing of daily financial and business functions of a large automotive dealership. From 1994 to 1999, Ms. Stinson was the Business Manager at the University of Redlands. She was responsible for managing the daily business functions of the school.

               Ramon Robert Acha

               From 1995 to the present, Mr. Acha has been the Lease and Fleet Manager of Valley High Honda & Toyota. He is responsible for supervising all leasing and fleet automotive transactions.

               Joseph H. Panganiban

               From 1970 to the present, Mr. Panganiban has had thirty years of experience in the photo developing equipment business. He is currently the vice president for Noritsu America Corp. He has worked in the areas of sales, marketing and management. Currently he is a liaison to mass merchants promoting on-site photo finishing utilizing wholesale photo labs using Noritsu equipment. In 1999 Kodak Processing Labs named him as their 1998 Vendor of the Year for representing Noritsu America Corp. with Distinction and Excellence. He was the first recipient to receive this award.

               (b)  Significant Employees.

             Other than Pamela Ray Stinson, there are no employees who are expected to make a significant contribution to our Company.

               (c)  Family Relationships.

               There are no family relationships among our officers, directors, or persons nominated for such positions.

               (d)  Legal Proceedings.


               No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


               The following tables set forth the ownership, as of August 31, 2001, of our common stock (a) by each person known by us to be the beneficial owner of more than five (5%) percent of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.


               (a)   Security Ownership of Certain Beneficial Owners.

               The following table sets forth the security and beneficial ownership for each class of our equity securities any for any person who is known to be the beneficial owner of more than five (5%) percent of our outstanding common stock.


Title of                                     No. of      Nature of    Current
Class          Name & Address                Shares      Ownership    % Owned
--------       --------------                ------      ---------    -------
Common         Pamela Ray Stinson            550,000      Direct       27.92
               17930 Main Street
               Hesperia, CA 92345

Common         Ramon Robert Acha             450,000      Direct       22.84
               17930 Main Street
               Hesperia, CA 92345

Common         Joseph H. Panganiban          350,000      Direct       17.77
               6994 27th Street
               Riverside, CA 92509


               (b)   Security Ownership of Officers and Directors.

               The following table sets forth the ownership for each class of our equity securities owned beneficially and of record by all directors and officers.


Title of                                     No. of      Nature of    Current
Class          Name & Address                Shares      Ownership    % Owned
--------       --------------                ------      ---------    -------
Common         Pamela Ray Stinson            550,000      Direct       27.92
               17930 Main Street
               Hesperia, CA 92345

Common         Ramon Robert Acha             450,000      Direct       22.84
               17930 Main Street
               Hesperia, CA 92345

Common         Joseph H. Panganiban          350,000      Direct       17.77
               6994 27th Street
               Riverside, CA 92509

               All Officers and
               Directors as a
               Group (3 Individuals)       1,350,000      Direct       68.53


               (c) Changes in Control.

               There are currently no arrangements which would result in a change in our control.

ITEM 12.       DESCRIPTION OF SECURITIES


               The following description is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement which contains this prospectus.


Common Stock.


               We are authorized to issue 25,000,000 shares of common stock $.001 par value. As of August 31, 2001, there were 1,970,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.


Voting Rights.

               Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.


               Section 2115 of the California General Corporation law, however, provides that a corporation incorporated under the laws of a jurisdiction other than California, but which has more than one-half of its "outstanding voting securities" and which has a majority of its property, payroll and sales in California, based on the factors used in determining its income allocable to California on its franchise tax returns, may be required to provide cumulative voting until such time as the Company has its shares listed on certain national securities exchanges, or designated as a national market security on NASDAQ (subject to certain limitations). Accordingly, holders of the our common stock may be entitled to one vote for each share of common stock held and may have cumulative voting rights in the election of directors. This means that holders are entitled to one vote for each share of common stock held, multiplied by the number of directors to be elected, and the holder may cast all such votes for a single director, or may distribute them among any number of all of the directors to be elected.

               Our existing directors who are also shareholders, acting in harmony, will be able to elect all of the members of our board of directors even if Section 2115 is applicable.

Dividend Policy.

               All shares of common stock are entitled to participate proportionally in dividends if our board of directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

               Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.


Shares Eligible for Future Sale.


               The 620,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, as amended, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933, as amended. The 620,000 shares of common stock may also be eligible for future sale under Rule 144.

               In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

               In summary, Rule 144, as in full force and effect as of today, applies to affiliates (that is, control persons) and nonaffiliates when they resell restricted securities (those purchased from the issuer or an affiliate of the issuer in nonpublic transactions). Nonaffiliates reselling restricted securities, as well as affiliates selling restricted or nonrestricted securities, are not considered to be engaged in a distribution and, therefore, are not deemed to be underwriters as defined in Section 2(11), if six conditions are met:

               (1) Current public information must be available about the issuer unless sales are limited to those made by nonaffiliates after two years.

               (2) When restricted securities are sold, generally there must be a one-year holding period.

               (3) When either restricted or nonrestricted securities are sold by an affiliate after one year, there are limitations on the amount of securities that may be sold; when restricted securities are sold by non-affiliates between the first and second years, there are identical limitations; after two years, there are no volume limitations for resales by non-affiliates.

               (4) Except for sales of restricted securities made by nonaffiliates after two years, all sales must be made in brokers' transactions are defined in Section 4(4) of the 1933 Act, or a transaction directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended.

               (5) Except for sales of restricted securities made by non-affiliates after two years, a notice of proposed sale must be filed for all sales in excess of 500 shares or with an aggregate sales price in excess of $10,000.

               (6) There must be a bona fide intention to sell within a reasonable time after the filing of the notice referred to in (5) above.

               As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM 13.       EXPERTS


               Our financial statements for the period from August 6, 1996 inception to May 31, 2001, have been included in this prospectus in reliance upon Kyle Tingle, CPA, an independent certified public accountant as an expert in accounting and auditing.


ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


               Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Acts and will be governed by the final adjudication of such issues.

ITEM 15.       ORGANIZATION WITHIN LAST FIVE YEARS

               Except for the capital contribution of $13,500.00 or about February 1, 2001 and an additional capital contribution of $100.00 on or about April 19, 2001 by Pamela Ray Stinson, our Company has not entered into any transaction during the last two years, or proposed transactions, to which the Company was or is to be a party, in which any of the officers or directors or shareholders had or is to have a direct or indirect material interest.

ITEM 16.       DESCRIPTION OF BUSINESS

               The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "will," "should" or anticipates" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.

               Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this registration statement.

Business Development.


               Investment Agents, Inc. was incorporated in the State of Nevada on August 8, 1996. On October 15, 1997, we sold and issued 1,970,000 (adjusted for a stock split) shares of our common stock to our present shareholders. We originally intended to assist automobile car collectors in locating investment quality classic cars. In September, 1998, the Company had not commenced any activities in connection with locating investment quality classic cars and discontinued that objective. From September 1998 until April, 2001, when we entered into our agreement with Verio, we were a "shell" company, whose only purpose at that time was to determine and implement a new business purpose. On June 20, 2000, the board of directors authorized any officer and director to investigate entering into an agreement or agreements, for selling internet services, to include, but not limited to, services which would include domain name registration and web site hosting services.



               We originally contemplated using the domain name registration services and web site hosting services of Verio with the transactions monitored by LinkShare, a company which would have monitored traffic, generated traffic and sales reports, and issued commission checks directly to us for domain names registered and/or for web site hosting services. The commission payments were to be made by Verio after they audit our sales reports received by Verio from LinkShare. Verio registers the domain name and/or sets up the web hosting account and bills the customer. LinkShare would have tracked the visitors purchasing Verio's services through our web site and pay us for the resulting sales and provide us with reports to track all of the referral fees we earn.

               We currently have a web site which we consider to be "under construction." Although we have defined "under construction" to mean that we intend to make substantive changes or improvements to the web site, the web site can be accessed by visitors through the world wide web. We own the domain name investmentagents.net and we will further develop this web site with the services relating to the domain registration and web hosting.


               We intend to enhance our "under construction" website and we intend to offer additional Verio products, if and when available, to meet potential customers changing requirements. We have no current plans, commitments or understandings to acquire or merge with any other company.


Principal Services.


               We are now a selling organization and we collect a commission for referring qualified clients interested in securing Verio's services. On April 19, 2001, we entered into an agreement with Verio wherein we have been appointed as a non-exclusive authorized sales representative in the United States to solicit sales of Verio's services. These services include various domain registration services, web hosting services and e-commerce services. The agreement commenced as of April 19, 2001 and shall remain in effect for two years unless terminated pursuant to the provisions of the agreement. We may request up to three one year extensions of the agreement provided we make each such extension request in writing not more than 180 days and not less than 90 days before the expiration of the then current term. We are an independent contractor and we participate in what is known as Verio's Web Agent Referral Program ("WARP Program"). We make residual income for referring business to Verio. We start by earning 20% of revenue collected from each and every customer that signs up for web hosting services and can increase up to 30% when we have signed up in excess of 200 accounts. Verio provides us with a co-branded web page that we customize with our own introductory text and banner.


               Our web site is at http://www.investmentagents.net (our web site and its contents, do not form any part of this prospectus).

               Our Internet Provider's address is 208.55.91.104 and our domain address at Verio is http://www.investmentagentsinc.v-warp.com/ (this web site and its linked contents do not form any part of this prospectus).


               We can direct our customers to visit our web site to place orders or we can place orders on behalf of our customers (directly or through our sales representatives at Verio) or visitors can access our web site which allows them to place orders directly. The visitors are tracked through our site using cookies (defined as a mechanism which server side connections can use to both store and retrieve information on the client side of the connection) so when a tracked visitor places an order on our page, we receive a commission for the sale. We will be paid six times a year, every other month, and we will be mailed a commission check for collected revenues on the accounts that we sign up during the previous period. The commissions are paid on collected revenues and, we have been informed by Verio, that due to invoice processing procedures, invoices may take three to five days to complete processing. If the processing procedure occurs at the end of the cycle, we will receive the commission in the following cycle.

               In order for us to receive credit for a sale, our visitors to the co-branded site must have a so-called java script and cookie enabled browser. Substantially all of the browser's currently used are java script enabled and cookie enabled. All Netscape Navigator 3.0 or higher or Internet Explorer 3.0 or higher are java script and cookie enabled. If a visitor cannot or does not accept the tracking cookie, we will not be able to track the visitor and we will not be credited for the sale. We do not anticipate this occurring in many instances.

               We have established an email account at our domain and the email messages sent to our domain will be forwarded to the officers and directors. Verio and we have a firm policy against the transmission of unsolicited email ("spamming").

               We also have the ability to review the web usage statistics located on the Verio server. Verio has provided us with a sales representative who will assist us and our customers with all of the services that we provide. We believe that Verio's various hosting services are priced competitively with other providers of similar services as of the date hereof. However, pursuant to our agreement with Verio, they have the right to amend their service offerings and ad, delete, suspend or modify the terms and conditions of those services, at any time and from time to time, and to determine whether and when any such changes apply to both existing or future customers. Any changes may have an adverse effect upon our customers continuing to place orders with Verio. We may not at any time provide any billing arrangement or payment on behalf of our customers and Verio will not pay a commission to us in the event that a customer orders services directly from Verio's web site without first linking from our storefront web site.


               We currently provide domain name registration wherein the customer will secure a domain name, be supplied with a free "welcome" page and receive unlimited mail forwarding to a default address. In addition, we have a domain pointer plan wherein the name and page will indicate "under construction" until such time as the customer points the person accessing the web site to another specific page.

               In addition, Verio has a series of various web hosting plans at various costs, as low as $24.95 per month with a $50.00 set up fee to very expensive web hosting plans. We believe that the typical person who will utilize our services will be interested in a cost of not to exceed $100.00 per month with $100.00 set up fee. The ExpresStart Plan costs $24.95 per month with a $50.00 set up fee. This plan provides for the customer to have seven web pages, ten megabytes of diskspace, ten email accounts, 20 email forwarding locations and one autoresponder. The Bronze Plan costs $24.95 per month with a $50.00 set up fee. This Plan provides five gigabytes of monthly data transfer, 100 megabytes of diskspace and ten configureable email accounts. The Silver Plan costs $29.95 per month plus $50.00 set up fee. This Plan consists of 7.5 gigabytes of monthly data transfer, 150 megabytes of diskspace and 20 configureable email accounts. The Gold Plan costs $99.95 per month plus $50.00 set up fee. This Plan provides 10 gigabytes of monthly data transfer, 200 megabytes disk space (enough room for video, auto, multimedia presentations and related computer so-called "bells and whistles") and 30 configureable email accounts. The Company also has a Silver Plan Windows 2000(R) which costs $49.95 per month and $50 set up fee. This Plan consists of 7.5 gigabytes of monthly data transfer, 150 megabyte disk space and 20 configureable email accounts. The Gold Plan Windows 2000(R) costs $99.95 per month plus $100.00 set up fee. This Plan consists of 10 gigabytes of monthly data transfer, 200 megabyte disk space (enough room for video, auto, multimedia presentations and related computer so-called "bells and whistles") and 30 configureable email accounts. As it relates to the Windows 2000(R) Plans, the customer is able to use the account control panel and uses his or her own software to build and publish the site.

               In connection with the transactions with Verio, Verio provides our customers with daily backups, UPS power backup, diesel backup generator, 24 hour, seven day a week network monitoring provided by Verio. Further, Verio guarantees our customers a 99 percent up time with refunds for times less than 99%.

               Although Verio has other services for which we may earn a commission (e-commerce hosting plans), we will work with Verio to register the domain name, set up the customers web hosting account and bill and maintain the web site for a low monthly price selected for the hosting plan so that the customer will be able to build its business while Verio builds the web site.


               We have no products and other service than set forth above. We currently have no other services announced or planned to be announced to the public.

Distribution.

               We deliver our services through our web site. We have the domain name www.investmentagents.net and Verio is our Internet service provider and web site developer. Except for Verio, we have not and do not intend to formulate any other relationships for the hosting, development or maintenance of a web site.

Competitive Business Conditions.

               We will remain an insignificant player among the firms that engage in selling domain name registration services and web site hosting services. There are many established Internet companies which provide these services, ancillary to their regular services, and there are many established domain name registration companies and web site hosting companies which have significantly greater financial and personal resources and technical expertise than we have. The WARP Program from Verio is available to other entities. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to other selling organizations and those services which directly register domain names and those companies which provide web site hosting services.

               In addition, we will face competition from other entities providing services similar to ours. We will face intense competition in all aspects of the internet business. The market for the providing of domain registration and web service hosting is extremely competitive and highly fragmented. There are no substantial barriers to entry and we expect that competition will continue to intensify. The primary competitive factors determining success in this market are a reputation for reliability and service, effective customer support, and pricing. Our affiliate sales relationship with Verio will assist us in competing. However, our competition may offer convenience and customer service superior to ours. In addition, these companies may have better marketing and distribution channels.

Verio.


               Verio is a large web hosting company and a provider of comprehensive internet services. It has more than 4,000 resellers in the United States, more than 170 in other countries, all of which may compete with us. Verio has preferential marketing agreements with other internet online companies, provides private label and co-branded distribution relationships with telecommunications companies and also has in-house telemarketing operations. While basic internet access and web hosting services constitute the predominate services offered by Verio, Verio's focus is on the so-called "enhanced services," what is deemed to be the fastest growing segment of the internet services market. As business users of the internet adopt enhanced services, they also require additional bandwith and web site functionality to support their expanded use of the internet.


               Although potential customers could go directly to Verio (or any other third party) provider of domain registration services, web hosting services and e-commerce services, we believe that the so-called low end, entry level services which we market, through Verio's web agent referral program, constitutes a less competitive niche wherein we may be able to achieve residual income for referring customers to Verio through the use of a user friendly web site. Verio's large existing customer base and strong, balance position in both the internet access and web hosting service platforms gives Verio a competitive edge in offering its services which include applications hosting, e-commerce, premier data centers, managed services, co-location and security products.

Customer Base.

               We have had limited visitors to our web site and we have not received any revenues from any customers who have paid Verio. If we are not able to establish a customer base in the future, we will not be profitable.


               In order to establish a customer base and to be competitive in providing domain registration services and web hosting services, we will need to implement our marketing strategy to the potential customer who desires to register his domain and have available low cost web site hosting services. Our success depends upon our ability to strategically list our web site with search engines and establish reciprocal click-through agreements with other web sites at an acceptable cost with what we hope to have as our user friendly website. Although our competition will be "bundling" additional internet, networking and e-commerce services, because they target larger well established businesses, we believe that there are many potential customers who are interested only in domain registration and low cost web site hosting services, or either.

               Although we believe that our plan of operation is feasible, we cannot assure you that we will be able to properly market our services or that our anticipated niche in domain registration and web site hosting service is viable.

Sources and Availability of Raw Materials.

               We have no raw materials or suppliers.

Intellectual Property.

               We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest.

Governmental Regulation Issues.

               We are not now affected by direct government regulation, generally and laws or regulations directly applicable to access to or commerce on the Internet.

               However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

               Moreover, the interpretation of sales, tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

Research and Development.

               Other than our initial web site development, we have not undergone any research and development activity.

Environmental Law Compliance.

               We do not anticipate any environmental compliance expense.

Employees.

               We currently have one employee, Pamela Ray Stinson, our president and director, who works for our Company part-time without compensation. We have no employment contracts and our employee is not a union member or affected by labor contracts. We have a sales representative, supplied by Verio at their cost and expense to assist customers, at no cost or expense to the Company.

Reports to Security Holders.

               After the effective date of this document and upon filing a form with the Securities and Exchange Commission, we will be a reporting company under the requirements of the Securities Exchange Act of 1934, as amended, and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

               Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a world wide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17.       PLAN OF OPERATION

               The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "will," "should" or anticipates" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.

               Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this registration statement.

               We are a development stage company without operations or revenues. We are unable to satisfy cash requirements without management's financial support. Pamela Ray Stinson has made a $13,500 capital contribution (legal fees for acquisition of rights from Verio) to our business on or about February 1, 2001 and paid our attorney $100.00 in costs (to reimburse our attorney for $100.00 paid to Verio) in connection with the agreement with Verio of April 19, 2001. We anticipate that we will meet our cash requirements for the foreseeable future through the financial support of our management. Management's financial accommodations will be evidenced by non-interest bearing promissory notes between our company and management. No promissory notes are currently in effect. We have not determined the amount of funds that will be necessary for management to contribute at this time.


               Over the next twelve months, we plan to market our web site and we will do domain registration and web hosting sales. We will require additional funds to market our web site. Our cost of maintaining the web site, without any marketing costs and expense, should not exceed the sum of $80.00 per month. We are obligated through April 18, 2002 to Verio in connection with this expense. The officers and directors have agreed to fund our "burn rate," pay off all offering expenses and expenses of having us comply with the federal securities laws (and being a public company) and have orally agreed to extend, if required, a "line of credit" in the amount of $10,000, without interest, to implement our marketing plan. Upon implementation of our marketing plan, we expect that our "burn rate" will increase to approximately $800 per month. Not to exceed $500 per month will be expended for maintaining our web site and for the strategic listing of our website with major search engines. The balance of approximately $300 will be utilized in connection with establishing reciprocal click-through agreements with complementary website and for the expenses of having us comply with the federal securities laws. The line of credit will expire on August 31, 2002. As of the date hereof, no funds have been drawn down on the line of credit. These agreements may not be enforceable. There is no assurance that we will be able to obtain financing for our business development. If adequate funds are not available to us, we believe that our business development will be adversely affected.


               Our objective will be to market the web site upon full completion of its development - after we feel it is no longer "under construction." This marketing strategy is subject to our having sufficient funding to carry out our plan which will include the following elements:


               (1) Strategic listing of our web site with major search engines in order to increase the visibility of our web site when users enter applicable keywords, such as "domain registration" and "web site hosting," with major search engines. We believe that many of the people looking for information concerning domain registration and web site hosting will enter those keywords with major search engines in order to find relevant web sites. Our objective will be to ensure that our site is frequently cited by major search engines when these keywords are searched; and


               (2) Reciprocal click-through agreements with complementary web sites who are prepared to allow us to place links to our web site on their web sites in consideration for us permitting a reciprocal link to their web site on our web site.

               The exact nature of our marketing plan will depend on a number of factors, including the availability of funds to implement our marketing plan and internet marketing conditions and practices at the time we complete development of our web site. We may pursue different marketing strategies from the marketing strategies listed above.

               Until such time as we market our web site, if ever, we may not have revenues from our operations. We anticipate that if our web site is properly marketed, we will generate revenues from the sale of domain registration and web hosting sales. There is no assurance that we will be successful in selling our services on our web site. We have no other sources of revenue. As such, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

               We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

ITEM 18.       DESCRIPTION OF PROPERTY

               Our executive offices are located at 6767 West Tropicana Avenue, Suite 207, Las Vegas, Nevada 89103-4754 where we occupy space supplied by our registered agent. The space is approximately 200 square feet total, of which we occupy a small portion without charge. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.


ITEM 19.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


               Other than the initial sale of shares to Pamela Ray Stinson, Ramon Robert Acha and Joseph H. Panganiban in October, 1997, and the capital contribution of $13,500.00 as of February 1, 2001 and $100.00 as of April 19, 2001 by Pamela Ray Stinson and the executory agreement to provide added financing, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of five (5%) percent or more of our common stock, or family members of such persons. We are not a subsidiary of any other company.


               Any transactions between the Company and its officers, directors or five percent shareholders, and their respective affiliates, will be on terms no less favorable than those terms which could be obtained from unaffiliated third parties and said transactions will be approved by a majority of the independent and disinterested directors.


ITEM 20.       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

               Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Market Price.

               Our common stock is not quoted at the present time.


               There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We intend to request a broker-dealer to make application to the NASD Regulation, Inc. to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets."

               The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


               For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

               For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.


               We intend to request a broker-dealer to make application to the NASD Regulation, Inc. to have our securities traded on the OTC Bulletin Board Systems or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets," or either.


Shareholders.


               As of August 31, 2001, there were 25 holders of record of our common stock.



                      Name                                 Number of Shares
                      ----                                 ----------------
               Pamela Ray Stinson                                550,000
               Ramon Robert Acha                                 450,000
               Joseph Panganiban                                 350,000
               Bonita R. Alvarez                                  20,000
               Leigh Ann Miller                                   25,000
               Mark Horey                                         25,000
               Brian Evans                                        30,000
               Elizabeth Evans                                    30,000
               David Phillipson                                   30,000
               Terri J. Russo                                     25,000
               Timothy Stephan Shellans                           40,000
               Carol Suzanne Collins                              30,000
               David W. Wiedeman                                  30,000
               Tricia A. Willis                                   20,000
               Robert Lee Collins                                 20,000
               Anita T. Panganiban                                30,000
               Larry Worlitz                                      30,000
               Deborah J. Koeberl                                 30,000
               Gary W. Koeberl                                    30,000
               Loretta A. Inglish                                 20,000
               David Henry O'Dear                                 25,000
               Mary Jo O'Dear                                     25,000
               Charles L. Jones                                   40,000
               Grace M. Jones                                     40,000
               Laree E. Jones                                     25,000
                                                               ---------
                                                               1,970,000


Dividends.

               We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.


Transfer Agent.

               Our transfer agent is:

                      Pacific Stock Transfer Company
                      5844 S. Pecos Road, Suite D
                      Las Vegas, Nevada 89120
                      (702) 361-3033
                      (702) 433-1979 (fax)

CUSIP Number.

               Our CUSIP number is 46129V 10 0


ITEM 21.       EXECUTIVE COMPENSATION


               No executive compensation has been paid since our inception. We have paid no compensation or consulting fees to any of our officers or directors and we are not a party to any employment agreements. We have made no advances and no advances are contemplated to be made by us to any of our officers or directors. We have no retirement, pension, profit sharing or stock option plans or insurance or medical reimbursement plans covering our officers and directors and we do not contemplate implementing any such plans. On October 1, 1997, Pamela Ray Stinson was appointed as our president, along with the other officers. Although each of the officers are technically employees, except for Pamela Ray Stinson, from September 1998 until April 2001, none of the officers spent more than two hours per month developing our business. No value has been assigned to any of the services performed by our officers (employees) and no compensation will be awarded to, earned by, or paid to these officers. Pamela Ray Stinson is now the only officer who serves as an employee and is the only person who provides services to us in connection with the implementation of our plan of operation. We do contemplate, however, that any officer and director will be entitled to reimbursement for out of pocket expenditures for activities on our behalf. There are no transactions between us and any third party wherein the purpose of the transaction is to furnish compensation to any of our officers and directors. We do not anticipate any compensation to be paid to any officer and director or to Pamela Ray Stinson for the fiscal year ended February 28, 2002.



ITEM 22.       FINANCIAL STATEMENTS

               Statements included in this report that do not relate to present or historical conditions are "forward-looking statements." Our Company may make future oral or written forward-looking statements which also may be included in documents other than this Registration Statement that are filed with the Commission.


               Forward-looking statements involve risks and uncertainties that may differ materially from actual results. Forward-looking statements in this report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.



                             INVESTMENT AGENTS, INC.
                          (A Development Stage Company)


                                FINANCIAL REPORTS


                                  MAY 31, 2001
                                FEBRUARY 29, 2000

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS




INDEPENDENT AUDITOR'S REPORT ON THE FINANCIAL STATEMENTS                       1
---------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Balance Sheets                                                              2

   Statements of Income                                                        3

   Statements of Stockholders' Equity                                          4

   Statements of Cash Flows                                                    5

   Notes to Financial Statements                                             6-8
---------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
Investment Agents, Inc.
Las Vegas, Nevada




I have audited the accompanying balance sheet of Investment Agents, Inc. (A Development Stage Company) as of May 31, 2001, and February 28, 2001 and the related statements of income, stockholders' equity, and cash flows for the three months ended May 31, 2001, the year ended February 28, 2001 and the period August 8, 1996 (inception) through May 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.



I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.



In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Investment Agents, Inc. (A Development Stage Company) as of May 31, 2001 and February 28, 2001 and the results of its operations and cash flows for the three months ended May 31, 2001, the year ended February 28, 2001 and the period August 8, 1996 (inception) through May 31, 2001, in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Kyle L. Tingle
Certified Public Accountant



July 25, 2001
Henderson, Nevada

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS




                                                      May 31,     February 28,
                                                       2001           2001
                                                     --------     ------------

                                     ASSETS

CURRENT ASSETS
    Prepaid expenses                                 $ 13,050       $ 13,500
                                                     --------       --------

          Total current assets                       $ 13,050       $ 13,500
                                                     --------       --------

                Total assets                         $ 13,050       $ 13,500
                                                     ========       ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                 $    194       $      0
                                                     --------       --------

          Total current liabilities                  $    194       $      0
                                                     --------       --------


STOCKHOLDERS' EQUITY
    Common stock: $.001 par value;
       authorized 25,000,000 shares;
       issued and outstanding:
       1,970,000 shares at February 28, 2001;        $              $  1,970
       shares at May 31, 2001                           1,970
    Additional Paid In Capital (Notes 2 and 5)         13,500         13,500
    Accumulated deficit during development stage       (2,614)        (1,970)
                                                     --------       --------

          Total stockholders' equity                 $ 12,856       $ 13,275
                                                     --------       --------

                Total liabilities and
                stockholders' equity                 $ 13,050       $ 13,500
                                                     ========       ========





See Accompanying Notes to Financial Statements.

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              STATEMENTS OF INCOME




                                                                                                         Aug. 8, 1996
                                        Three months ended                        Years ended           (inception) to
                                     May 31,           May 31,         February 28,      February 29,      May 31,
                                      2001              2000              2001              2000             2001
                                   -----------       -----------       ------------      ------------   --------------
                                                     (unaudited)
Revenues                           $         0       $         0       $         0       $         0      $         0

Cost of revenue                              0                 0                 0                 0                0
                                   -----------       -----------       -----------       -----------      -----------

         Gross profit              $         0       $         0       $         0       $         0      $         0
General, selling and
  administrative expenses                  644                 0                 0                 0            2,614
                                   -----------       -----------       -----------       -----------      -----------
         Operating (loss)          $      (644)      $         0       $         0       $         0      $    (2,614)

Nonoperating income (expense)
  Interest income                            0                 0                 0                 0                0
                                   -----------       -----------       -----------       -----------      -----------

  Net (loss)                       $      (644)      $         0       $         0       $         0      $    (2,614)
                                   ===========       ===========       ===========       ===========      ===========


  Net (loss) per share, basic
  and diluted (Note 2)             $     (0.00)      $     (0.00)      $     (0.00)      $      0.00      $     (0.00)
                                   ===========       ===========       ===========       ===========      ===========

  Average number of shares
  of common stock outstanding        1,970,000         1,970,000         1,970,000         1,970,000        1,970,000
                                   ===========       ===========       ===========       ===========      ===========





See Accompanying Notes to Financial Statements.

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                                                                            Accumulated
                                                                                             (Deficit)
                                                     Common Stock             Additional      During
                                                ------------------------       Paid-In      Development
                                                 Shares         Amount         Capital         Stage
                                                ---------      ---------      ----------    -----------
Sale of 1,970,000 shares, October 17, 1997      1,970,000      $   1,970      $       0      $       0

Net (loss), February 28, 1998                                                                   (1,970)
                                                ---------      ---------      ---------      ---------

Balance, February 28, 1998                      1,970,000      $   1,970      $       0      $  (1,970)

Net income, February 28, 1999                                                                        0
                                                ---------      ---------      ---------      ---------

Balance, February 28, 1999                      1,970,000      $   1,970      $       0      $  (1,970)

Net (loss), February 29, 2000                                                                        0
                                                ---------      ---------      ---------      ---------

Balance, February 29, 2000                      1,970,000      $   1,970      $       0      $  (1,970)

Capital contribution, February, 2001                                             13,500

Net (loss), February 28, 2001                                                                        0
                                                ---------      ---------      ---------      ---------

Balance, February 28, 2001                      1,970,000      $   1,970      $  13,500      $  (1,970)

Net (loss), May 31, 2001                                                                          (644)

Balance, May 31, 2001                           1,970,000      $   1,970      $  13,500      $  (2,614)
                                                =========      =========      =========      =========





See Accompanying Notes to Financial Statements.

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS




                                                                                              Aug. 8, 1996
                                       Three months ended            Years ended             (inception) to
                                     May 31,        May 31,    February 28,   February 29,       May 31,
                                      2001           2000          2001           2000            2001
                                    --------       --------    ------------   ------------   ---------------
Cash Flows From
Operating Activities
  Net (loss)                        $   (644)      $      0      $      0       $      0        $ (2,614)
  Adjustments to reconcile
  net (loss) to cash
  (used in) operating
  activities:
  Changes in assets
  and liabilities
  (Increase) decrease in
     prepaid assets                      450                      (13,500)                       (13,050)
  Increase in accounts payable           194              0             0              0             194
                                    --------       --------      --------       --------        --------

       Net cash (used in)
          operating activities      $      0       $      0      $(13,500)      $      0        $(15,470)
                                    --------       --------      --------       --------        --------

Cash Flows From
Investing Activities                $      0       $      0      $      0       $      0        $      0
                                    --------       --------      --------       --------        --------

Cash Flows From
Financing Activities
  Issuance of common stock          $              $             $              $      0        $  1,970
  Capital contribution                     0              0        13,500              0          13,500
                                    --------       --------      --------       --------        --------

       Net cash (used in)
          financing activities      $              $      0      $ 13,500       $      0        $ 15,470
                                    --------       --------      --------       --------        --------

       Net increase (decrease)
          in cash                   $      0       $      0      $      0       $      0        $      0

Cash, beginning of period                  0              0             0              0        $      0
                                    --------       --------      --------       --------        --------
Cash, end of period                 $      0       $      0      $      0       $      0        $      0
                                    ========       ========      ========       ========        ========





See Accompanying Notes to Financial Statements.

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                       MAY 31, 2001 AND FEBRUARY 28, 2001




NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES


Nature of business:



Investment Agents, Inc. ("Company") was organized August 8, 1996 under the laws of the State of Nevada. The Company currently has limited operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered a development stage company.


A summary of the Company's significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash


For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of May 28, 2001, February 28, 2001, and February 29, 2000.


Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.


NOTE 2.  STOCKHOLDERS' EQUITY

Common stock

The authorized common stock of the Company consists of 25,000,000 shares with par value of $0.001. On October 15, 1997, the Company authorized and issued 19,700 shares of its no par value common stock in consideration of $1,970 in cash.

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                       MAY 31, 2001 AND FEBRUARY 28, 2001




NOTE 2.  STOCKHOLDERS' EQUITY (CONTINUED)

On November 29, 2000, the State of Nevada approved the Company's amended Articles of Incorporation, which increased its capitalization from 25,000 common shares to 25,000,000 common shares. The no par value was changed to $0.001 per share.


On November 29, 2000, the Company's shareholders approved a forward split of its common stock at one hundred shares for one share of the existing shares. The number of common stock shares outstanding increased from 19,700 to 1,970,000. Prior period information has been restated to reflect the stock split



An officer contributed $13,500 to the Company through a retainer to a legal firm for services to be rendered.


The Company has not authorized any preferred stock.


Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.


Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 1,970,000 during the three months ended May 31, 2001, the year ended February 28, 2001, and since inception. As of May 31, 2001, February 28, 2001, and since inception, the Company had no dilutive potential common shares.



NOTE 3.  INCOME TAXES


There is no provision for income taxes for the period ended May 31, 2001, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of May 31, 2001 is as follows:



               Net operating loss carry forward           $ 2,614
               Valuation allowance                        $(2,614)
                                                          -------

               Net deferred tax asset                     $     0


The net federal operating loss carry forward will expire in 2018. This carry forward may be limited upon the consummation of a business combination under IRC
Section 381.

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                       MAY 31, 2001 AND FEBRUARY 28, 2001




NOTE 4.  RELATED PARTY TRANSACTIONS



The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.



In April 2001, the Company established a policy that "transactions between the Company and its officers, directors or five percent shareholders, and their respective affiliates, will be on terms no less favorable than those terms which could be obtained from unaffiliated third parties and said transactions will be approved by a majority of the independent and disinterested directors."



On February 1, 2001, the Company retained a legal firm, prepaying $13,500 for services. The funds were contributed as additional paid in capital by an officer of the Company. The retainer is for services provided throughout the contract with Verio, Inc. as described in Note 6. The cost of services will be amortized over the life of the contract plus extensions.




NOTE 5.  CONTRACTS AND OBLIGATIONS



On April 19, 2001, the Company entered into a Web Agent Agreement with Verio, Inc. The Company is a referral partner and hosts a web site to direct customers to the web hosting and registration services of Verio, Inc. The non-cancelable agreement requires a payment obligation of $75 per month for a period of two years. The contract allows for three one-year extensions by notifying Verio, Inc. in writing not more than 180 and not less than 90 days from the expiration of the current contract. The Company intends to exercise these extensions. The minimum future contract payments are:



                          Year End            Contract
                         February 28,         Payment
                            2002              $    675
                            2003                   900
                            2004                   900
                            2005                   900
                            2006                   900
                            2007                    75
                                              --------
                         Total future
                         Obligations          $  4,350
                                              ========

                             INVESTMENT AGENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                       MAY 31, 2001 AND FEBRUARY 28, 2001





NOTE 6.  WARRANTS AND OPTIONS



There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.




NOTE 7.  GOING CONCERN



The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash of other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The stockholders, officers, and directors have committed to advancing of limited operating costs of the company.

                                     PART II

ITEM 24.       INDEMNIFICATION

               The Company's articles of incorporation provide, in paragraph 12, the following:

        No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages or breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

               Nevada Revised Statutes, Section 78.751 reads, in full, as follows:

               1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                      (a) By the stockholders;

                      (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

                      (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                      (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

               2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

               3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

               The Company has been informed that liability is not eliminated or limited unless the Company includes the provision, like it has, in its original articles of incorporation or ads the provision by amendment. Under Nevada law, liability may be eliminated or limited as to both directors and officer. Thus, the liability of a director may be eliminated for breach of his or her fiduciary duty as an officer. Similarly, an officer may be relieved of liability to the Company for breach of his or her duties as an officer. However, the law does not permit the elimination of limitation of liability for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. The Company has also been informed that the adoption of a provision eliminating liability of directors or officers does not mean that these individuals will never find themselves as a defendant in actions or suits arising from the performance of their duties. First, liability may not be eliminated or limited for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law. Second, liability may not be eliminated or limited for the payment of dividends in violation of Nevada Revised Statutes. The Company has also been informed that the statute refers only to liability for damages. Thus, the article provision will not protect a director or officer from suits seeking equitable relief or orders requiring the return of corporate property. Since the statute is limited to liability of a director or officer to the corporation or stockholders, the provision will afford no protection in suits brought by third parties. As the statute reflects, it applies only to liability for breach of fiduciary duty as a director or officer. If a director or officer is also a majority stockholder, he or she may be liable for monetary damages for breach of duty to the minority. Further, the Company has been advised that the directors and officers will not be able to escape liability for violations of federal and state securities laws. See Item 14 above.


ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The other expenses payable by the Company in connection with the offering of the securities being registered herein are estimated as follows:


        Securities and Exchange Commission
               Registration Fee                                  $    160.00
        Attorneys' Fees                                             8,290.00
        Accounting Fees                                             1,000.00
        Printing and Engraving                                      8,000.00
        Blue Sky Qualification Fees and Expenses                      750.00
        Miscellaneous                                                 300.00
        Transfer Agent Fees                                           500.00
                                                                 -----------

               Total                                             $ 19,000.00
                                                                 ===========



ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES

               We authorized the sale and our treasurer acknowledged receipt of its securities on October 15, 1997. All of the shares of common stock of the Company previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to said Act.

               (a)   Securities sold.

               We authorized the sale and issuance for cash of all of the shares that are outstanding. The Treasurer of the Company acknowledged receipt of the full consideration for the shares on or about October 15, 1997 and the certificates evidencing said shares were executed and delivered on or about said date. The following are the names of the 25 issuees and the number of shares purchased by each of them from us.

                      Name                                Number of Shares
                      ----                                ----------------
               Pamela Ray Stinson                              550,000
               Ramon Robert Acha                               450,000
               Joseph Panganiban                               350,000
               Bonita R. Alvarez                                20,000
               Leigh Ann Miller                                 25,000
               Mark Horey                                       25,000
               Brian Evans                                      30,000
               Elizabeth Evans                                  30,000
               David Phillipson                                 30,000
               Terri J. Russo                                   25,000
               Timothy Stephan Shellans                         40,000
               Carol Suzanne Collins                            30,000
               David W. Wiedeman                                30,000
               Tricia A. Willis                                 20,000
               Robert Lee Collins                               20,000
               Anita T. Panganiban                              30,000
               Larry Worlitz                                    30,000
               Deborah J. Koeberl                               30,000
               Gary W. Koeberl                                  30,000
               Loretta A. Inglish                               20,000
               David Henry O'Dear                               25,000
               Mary Jo O'Dear                                   25,000
               Charles L. Jones                                 40,000
               Grace M. Jones                                   40,000
               Laree E. Jones                                   25,000
                                                             ---------
                                                             1,970,000

               Each of said shareholders had owned the shares of common stock since October 15, 1997. No additional shares have been sold or issued.

               All of our shares of common stock have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to said Act.

               We are registering 620,000 shares of our common stock for sale by these selling security holders. These shares may also be available for resale by the selling security holders pursuant to Rule 144.

               In summary, Rule 144 applies to affiliates (that is, control persons) and nonaffiliates when they resell restricted securities (those purchased from the issuer or an affiliate of the issuer in nonpublic transactions). Nonaffiliates reselling restricted securities, as well as affiliates selling restricted or nonrestricted securities, are not considered to be engaged in a distribution and, therefore, are not deemed to be underwriters as defined in Section 2(11) of the Securities Act of 1933, as amended, if six conditions are met:

               (1) Current public information must be available about the issuer unless sales are limited to those made by nonaffiliates after two years.

               (2) When restricted securities are sold, generally there must be a one-year holding period.

               (3) When either restricted or nonrestricted securities are sold by an affiliate after one year, there are limitations on the amount of securities that may be sold; when restricted securities are sold by nonaffiliates between the first and second years, there are identical limitations; after two years, there are no volume limitations for resales by nonaffiliates.

               (4) Except for sales of restricted securities made by nonaffiliates after two years, all sales must be made in brokers' transactions as defined in Section 4(4) of the Securities Act of 1933, as amended, or a transaction directly with a "market maker" as that term is defined in
                      Section 3(a)(38) of the 1934 Act.

               (5) Except for sales of restricted securities made by nonaffiliates after two years, a notice of proposed sale must be filed for all sales in excess of 500 shares or with an aggregate sales price in excess of $10,000.

               (6) There must be a bona fide intention to sell within a reasonable time after the filing of the notice referred to in (5) above.

               All of the shareholders has had a pre-existing personal or business relationship with us or our officers and directors, by reason of a time commitment in business projects with our officers. Further, each of the shareholders have established a pre-existing personal relationship with our officers and directors.

               Joseph Panganiban and Anita Panganiban, Brian Evans and Elizabeth Evans, Robert Lee Collins and Carol Suzanne Collins, Gary W. Koeberl and Deborah
J. Koeberl, David Henry O'Dear and Mary Jo O'Deal, Charles L. Jones and Grace M. Jones are husbands and wives. Ramon Robert Acha is the significant other of Pamela Ray Stinson. Laree E. Jones is the daughter of Grace M. Jones and Charles
L. Jones.

               (b)   Underwriters and other purchasers.

               There were no underwriters in connection with the sale and issuance of any securities.

               (c)   Consideration.

               Each of the shares of stock were originally sold for cash. Each shareholder paid $.001 per share for the shares, we sold and issued 1,970,000 shares, as adjusted for the stock split, and the aggregate consideration received by us was $1,970.00.

               (d)   Exemption from Registration Relied Upon.

               The sale and issuance of the shares of stock was exempt from registration under the Securities Act of 1933, as amended, by virtue of section 4(2) as a transaction not involving a public offering. Each of the shareholders had acquired the shares for investment and not with a view to distribution to the public.

               All of the shares were issued by us with a restrictive legend regarding transfer and stop-transfer orders were imposed in connection with the issuance. The offering was only made to the existing shareholders and each received or had access to information about us, the offering was made through direct communication by our officers and directors, and we believed that each of the offerees had such knowledge and experience in financial and business matters that he and she was capable of evaluating the merits and risk of the prospective investment, the offeree was a person who was able to bear the economic risk of the investment, and immediately before making the sale, after making a reasonable inquiry, we believed that the offeree had the requisite knowledge and experience to bear the economic risk of the investment, i.e., the offeree could afford to hold the shares for an indefinite period and at the time of the investment, he or she could afford a complete loss.

ITEM 27.       EXHIBITS

               Copies of the following documents are filed with this registration statement as exhibits:

               3.1 Articles of Incorporation, as amended (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on May 18, 2001)

               3.2 Bylaws (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on May 18, 2001)


               4.1 Form of certificate evidencing shares of common stock (filed as an exhibit to our registration statement Amendment Number 1 on Form SB-2, filed with the Securities and Exchange Commission on June 28, 2001).


               5.1 Opinion of Counsel (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on May 18, 2001)

               10.1 Verio "WARP" Agreement (filed as an exhibit to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on May 18, 2001.)

               23.1 Accountant's Consent to Use Opinion

               23.2 Counsel's Consent to Use Opinion (See 5.1 above)


ITEM 28.       UNDERTAKINGS

               We hereby undertake:

               (1) To file, during any period in which offers or sales are being made post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;


                      (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement, including (but not limited to) the addition of any underwriter;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post- effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons pursuant to any provisions contained in its Articles of Incorporation, or by-laws, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on June 26, 2001.

                                         INVESTMENT AGENTS, INC.




                                         By: /s/ Pamela Ray Stinson
                                             -----------------------------------
                                                 Pamela Ray Stinson


               In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.




/s/ Pamela Ray Stinson                             Dated: September 6, 2001
------------------------------
Pamela Ray Stinson
President, Director




/s/ Ramon Robert Acha                              Dated: September 6, 2001
------------------------------
Ramon Robert Acha
Secretary, Treasurer
(Principal Accounting
Officer) and Director




/s/ Joseph H. Panganiban                           Dated: September 6, 2001
------------------------------
Joseph H. Panganiban
Director